Exhibit 99.1

For more information contact:

AT THE COMPANY                             FRB / WEBER SHANDWICK
Patrick O'Sullivan                         Claire Koeneman       Joe Calabrese
Vice President, Finance and Accounting     (Analyst Info)        (General Info)
(617) 247-2200                             (312) 640-6745        (212) 445-8434
posullivan@heritagerealty.com


FOR IMMEDIATE RELEASE

                 HERITAGE PROPERTY INVESTMENT TRUST, INC. AGREES
                      TO SELL $200 MILLION OF SENIOR NOTES

Boston, MA...March 30, 2004...Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company"), today announced that it has agreed to sell $200 million principal amount of unsecured 5.125% notes due April 15, 2014. The notes were priced to yield 5.236% at a spread of 135 basis points over the comparable U.S. Treasury note. The transaction is expected to close on April 1, 2004.

The notes are rated Baa3 by Moody's, BBB- by Standard & Poor's and BBB- by Fitch. The Company intends to use the net proceeds from the offering to reduce the amount currently outstanding under the Company's unsecured line of credit.

The notes are being sold to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A and to non-US persons under SEC Regulation S. The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any state in which such offer, solicitation, or sale would be unlawful under the securities laws of any such state. Such offering will be made only by a prospectus and prospectus supplement.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States. Heritage focuses on grocer-anchored shopping centers with multiple anchors. As of December 31, 2003, Heritage had a shopping center portfolio of 162 centers, located in 29 states and totaling approximately 32.7 million square feet of total gross leasable area, of which 27.5 million square feet is company-owned gross leasable area. Heritage's shopping center portfolio was approximately 92.0% leased as of December 31, 2003

Heritage is headquartered in Boston Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations,

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beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company's shopping centers, including the Company's tenants, real estate conditions, current and future bankruptcies of the Company's tenants, execution of shopping center redevelopment programs, the Company's ability to finance the Company's operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market, leasing and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.